EXHIBIT 10.1

RESIGNATION

January 16, 2014

I, Rudford Hamon, do hereby tender my resignation as chief operating officer and executive vice president of ID Perfumes, Inc. effective January 31, 2014.

This resignation has been made for personal reasons and there has been no disagreement as to the Company’s operations.

/s/ Rudford Hamon
Rudford Hamon